Exhibit 10.18

FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This First Amendment to Securities Purchase Agreement (hereinafter referred to as the “Amendment”), is entered into as of this 4th day of August, 2015, by and among Virtus Oil and Gas Corp., (“Company”) and Himmil Investments, Ltd. (“Investor”).

RECITALS

WHEREAS, the Company and Investor executed that certain Securities Purchase Agreement, dated effective as of May 22, 2015 (the “Agreement”); and

WHEREAS, the Company and Investor desire to amend the Agreement to remove the Investor’s right to waive the satisfaction of certain closing conditions relating to the purchase and sale of the Second Additional Note;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, it is hereby agreed among the parties hereto as follows:

1. Defined Terms. The defined terms set forth in this Amendment shall have the same meanings as set forth in the Agreement.

2. Amendment of Section 1.2(b) of the Agreement. Section 1.2(b) of the Agreement is hereby amended and restated in its entirety as follows:

Section 1.2(b) Purchase and Sale of Second Additional Note. Subject to the satisfaction of the conditions set forth in Sections 1.5(c)(ii) and 5.3 below, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company on the Second Additional Closing Date (as defined below), an Additional Note in the aggregate original principal amount as set forth in column (5) on Schedule I hereto (the “Second Additional Note” and, together with the First Additional Note, the “Additional Notes”)with respect to such Second Additional Closing Date (the “Second Additional Closing” and, collectively with the First Additional Closing, the “Additional Closings” and each an “Additional Closing”).

3. Amendment of Section 1.5(c)(ii) of the Agreement. Section 1.5(c)(ii) of the Agreement is hereby amended and restated in its entirety as follows:

Section 1.5(c)(ii) Purchase and Sale of Second Additional Note. Subject to the satisfaction of the conditions set forth in this Section 1.5(c)(ii) and Section 5.3 below, the Company shall have the right to require the Investor to purchase the Second Additional Note on the Second Additional Closing Date by delivering to the Investor on the Effective Date, by facsimile and overnight courier at its address set forth in Section 8.4 hereof, an irrevocable written notice that the Company has exercised its right to require the Investor to purchase the Second Additional Note (the “Second Additional Closing Notice” and, together with the First Additional Closing Notice, the “Additional Closing Notices” and each an “Additional Closing Notice,” and such date, the “Second Additional Closing Notice Date” and together with the First Additional Closing Notice Date, the “Additional Closing Notice Dates” and each an “Additional Closing Notice Date”). For the avoidance of doubt, the Company shall not be entitled to effect the Second Additional Closing if there shall exist an Additional Note Conditions Failure (as defined below).

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4. Amendment of Section 5.3(b) of the Agreement. Section 5.3(b) of the Agreement is hereby amended and restated in its entirety as follows:

Section 5.3(b) Conditions of the Investor to Second Additional Closing. The obligation of the Investor to purchase the Second Additional Note to be issued to the Investor at the Second Additional Closing is subject to the satisfaction of each of the following conditions:

5. Amendment of Section 8.5 of the Agreement. Section 8.5 of the Agreement is hereby amended and restated in its entirety as follows:

Section 8.5 Amendments and Waivers. No provision of this Agreement may be amended other than by a written instrument signed by both parties hereto. No provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought; notwithstanding the above, the failure of the Company to satisfy the closing conditions set forth in Section 5.3(b) may not be waived by the Investor. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercises thereof or of any other right, power or privilege.

6. No Other Amendments. Except as set forth in this Amendment, the Agreement shall remain in full force and effect as currently in effect.

7. Counterparts. This Amendment may be executed in multiple counterparts with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above-written.

Virtus Oil and Gas Corp.

By:     /s/ M. Rupert Ireland

Name:   M. Rupert Ireland

Title:     President and Chief Executive Officer

Himmil Investments, Ltd.

By:     /s/ Peter Poole

Name:   Peter Poole

Title:     Authorized Agent

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